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                                                                   Exhibit 10.11


                              AMENDED AND RESTATED
                    INTERCREDITOR AND SUBORDINATION AGREEMENT

     THIS AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION AGREEMENT ("Agreement") is entered into as of September [__], 2002, by and between LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership ("Subordinated Lender"), and UNION BANK OF CALIFORNIA, N.A. ("Senior Lender").

                                    RECITALS

     A. Subordinated Lender and Senior Lender previously entered into that certain Intercreditor and Subordination Agreement dated as of November 24, 1999, as amended by that certain First Amendment to Intercreditor and Subordination Agreement dated as of August 23, 2000, and the Second Amendment to and Consent under Intercreditor and Subordination Agreement dated as of September 11, 2002 (collectively, "Existing Intercreditor Agreement").

     B. In connection with the spin-off by Overhill Corporation (formerly known as Polyphase Corporation and to be known from and after the effective date of the spin-off as TreeCon Resources, Inc.), a Nevada corporation ("Parent"), of Overhill Farms, Inc., a Nevada corporation ("Debtor"), Subordinated Lender has agreed to amend and restate, among other things, that certain Secured Senior Subordinated Note Due 2004 dated November 24, 1999, as previously amended, made payable by Debtor to Subordinated Lender in the original principal amount of $28,000,000, as provided in that certain Amended and Restated Secured Senior Subordinated Note Due 2004 dated as of November 24, 1999, as amended and restated as of September [__], 2002[, in the principal amount of $[28,000,000]] (as amended from time to time, the "Senior Subordinated Note"), pursuant to that certain Amended and Restated Securities Purchase Agreement dated as of September [__], 2002, by and among Debtor, the entities from time to time parties thereto as "Guarantors" (including Overhill L.C. Ventures, Inc., a California corporation ("LCV")), and Subordinated Lender (as amended from time to time, the "Securities Purchase Agreement").

     C. In addition, in connection with the spin-off Senior Lender has agreed to continued to provide certain financial accommodations to Debtor pursuant to that certain Amended and Restated Loan and Security Agreement dated as of September [__], 2002 (as amended, the "Senior Loan Agreement").

     D. Senior Lender is unwilling to enter into the Senior Loan Agreement and related documents unless Subordinated Lender continues to subordinate its claims and security interests in the manner set forth in this Agreement. Subordinated Lender is

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unwilling to enter into the Securities Purchase Agreement and related documents unless Senior Lender agrees to the terms of this Agreement set forth below.

     E. Subordinated Lender hereby acknowledges and affirms that Senior Lender's financial accommodations to Debtor constitute valuable consideration to Subordinated Lender. Senior Lender hereby acknowledges and affirms that Subordinated Lender's financial accommodations to Debtor constitute valuable consideration to Senior Lender.

                                    AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Senior Lender to provide its credit facility to Debtor and to induce Subordinated Lender to purchase the Senior Subordinated Note from Debtor, the parties hereto agree to amend and restate the Existing Intercreditor Agreement as follows:

          1. Definitions. Unless otherwise defined in this Agreement, capitalized terms and matters of construction defined or established in Schedule A to the Senior Loan Agreement shall be applied herein as defined or established therein. As used in this Agreement the following terms shall have the following respective meanings:

               "Allowed Payments" shall mean (a) regularly scheduled payments of interest (including default interest payable to Subordinated Lender pursuant to the Subordinated Loan Documents) when due under the Senior Subordinated Note,
(b) payments of principal pursuant to Section 5(b) of the Senior Subordinated Note, (c) reimbursements of reasonable out-of-pocket expenses of Subordinated Lender to the extent permitted under Section 7.6 of the Securities Purchase Agreement and Section 15 of the Senior Subordinated Note, (d) regularly scheduled payments of the Consulting Fee pursuant to Section 1.6 of that certain Amended and Restated Investor Rights Agreement by and among Debtor and Subordinated Lender dated September [__], 2002 (as amended, the "Investor Rights Agreement"), (e) payment of the outstanding principal amount of the Senior Subordinated Note on the Maturity Date (as defined in the Senior Subordinated
Note), (f) repayment of the outstanding amount of the Subordinated Debt upon a Permitted Subordinated Note Refinancing, (g) payment of closing fees to Subordinated Lender that have been consented to by Senior Lender (including those described under Section 7.5 of the Securities Purchase Agreement to which Senior Lender has consented), and (h) payment of the "Fifth Amendment Restructuring Fee" as provided for, and as defined in, Section 8.23 of the Securities Purchase Agreement; provided, that prepayments of the Subordinated Indebtedness or payments resulting from either the breach of any covenant or warranty contained in the Subordinated Loan Documents (other than default interest payable to Subordinated Lender pursuant to the Subordinated Loan Documents) or the acceleration of any amounts due thereunder shall not constitute Allowed Payments.

               "Blockage Period" shall mean a period of 180 days (or 90 days as expressly provided in Section 7(c) of this Agreement) commencing on the date on which Subordinated Lender receives a Payment Blockage Notice from Senior Lender.

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               "Collateral" shall mean all property of Debtor, real or personal, tangible or intangible, now existing or hereafter acquired, that is or may at any time be or become subject to a lien in favor of Senior Lender to secure the Senior Indebtedness.

               "Equity Related Agreements" shall mean the (i) the Amended and Restated Warrant No. LL-1A to Purchase 166.04 Shares of Common Stock of Debtor between Debtor and Subordinated Lender dated as of September [__], 2002 (the "November 1999 Warrant"), (ii) the Amended and Restated Registration Rights Agreement between Debtor and Subordinated Lender dated as of September [__], 2002 (the "Registration Rights Agreement"), (iii) the Investor Rights Agreement,
(iv) the Warrant No. LL-2 to Purchase 57.57 Shares of Common Stock of Debtor between Debtor and Subordinated Lender dated as of September 11, 2002 (the "Fifth Amendment Warrant"), and (iv) the Equity Repurchase Option Agreement dated as of September 11, 2002, between Debtor and Subordinated Lender.

               "Equity-Related Rights" shall mean Subordinated Lender's (a) rights under the Equity-Related Agreements and (b) rights (other than those relating to the Senior Subordinated Note) under the Securities Purchase Agreement.

               "Insolvency Proceeding" shall mean any liquidation, bankruptcy, receivership, assignment for the benefit of creditors, or any other judicial, equitable, or administrative action or proceeding commenced by or against a Person or any of its assets or property under federal or state law and involving the adjustment, restructuring, or liquidation of any or all of the assets, obligations, business, or property of such Person.

               "Lien" means, with respect to any property, any security deed, mortgage, deed to secure debt, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, negative pledge, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

               "Maximum Senior Loan Amount" shall mean the sum of (a) $17,600,000 plus (b) 110% of the outstanding principal amount of the Term Loan at such time.

               "Payment Blockage Notice" shall mean written notice delivered prior to any Allowed Payment in accordance with Section 7(b) or Section 7(c) of this Agreement by Senior Lender to Subordinated Lender containing in all capital letters the following text: "THIS IS A PAYMENT BLOCKAGE NOTICE UNDER THE TERMS OF THE AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION AGREEMENT DATED SEPTEMBER ___, 2002."

               "Permitted Equity Payments" shall mean the obligations by Debtor or LCV, as the case may be, to make payments to Subordinated Lender under (a)
Section 2.3 of the Equity Repurchase Option Agreement or (b) Section 3.3 or
Article 4 of the Registration Rights Agreement.

               "Person" shall mean any individual, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited

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liability partnership, or governmental (whether federal, state, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof) or other entity.

               "Senior Default" shall mean a "Default" under and as defined in the Senior Loan Agreement.

               "Senior Event of Default" shall mean an "Event of Default" under and as defined in the Senior Loan Agreement.

               "Senior Indebtedness" shall mean (a) all indebtedness, liabilities and other obligations of Debtor or any other guarantor, now existing or hereafter arising under the Senior Loan Agreement and the other Senior Loan Documents, as each may from time to time be amended, supplemented, extended, renewed, modified or restated, whether for principal, premium, interest (including all interest accruing after the initiation of any Insolvency Proceeding of Debtor, whether or not such interest is allowed), fees, expenses, indemnities or otherwise; and (b) all other indebtedness for credit extended by Senior Lender to Debtor, whether for principal, premium, interest (including all interest accruing after the initiation of any Insolvency Proceeding of Debtor, whether or not such interest is allowed), fees, expenses, indemnities or otherwise; provided, however, that the aggregate amount of principal that constitutes Senior Indebtedness shall not exceed Maximum Senior Loan Amount without the prior written consent of Subordinated Lender, which consent may be granted or withheld by Subordinated Lender in its sole discretion.

               "Senior Loan Documents" shall mean (a) the Senior Loan Agreement,
(b) the Continuing Guaranty dated as of November 24, 1999, executed by LCV and Parent in favor of Senior Lender, as reaffirmed with respect to LCV by that certain Reaffirmation of Guaranty dated as of September [__], 2002, by LCV for the benefit of Senior Lender, and as terminated with respect to Parent by that certain Limited Release Agreement dated as of September [__], 2002, by Parent and Senior Lender, (c) the Stock Pledge Agreement dated as of November 24, 1999, executed by each of Parent and Debtor in favor of Senior Lender, as amended by the First Amendment to Pledge Agreement dated as of September [__], 2002, and as terminated with respect to Parent by that certain Limited Release Agreement dated as of September [__], 2002, by Parent and Senior Lender, (d) the Assignment of Representations, Warranties, Covenants and Indemnities dated as of August 25, 2000, between Debtor and Senior Lender, and consented to by SSE Manufacturing, Inc., a California corporation, and (e) all other agreements, security agreements, pledge agreements, guaranties, instruments, and documents executed and delivered to, or in favor of, Senior Lender in connection therewith.

               "Standstill Period" shall mean a period of 180 days (or such lesser period as expressly provided in the next sentence) following the date Senior Lender receives written notice from Subordinated Lender that an event of default under the Subordinated Loan Documents has occurred if such event of default has not then been cured or waived; provided, that such written notice of the occurrence of any event of default under Section 11.1(e) of the Securities Purchase Agreement shall be deemed to have occurred (without any requirement of notice being provided by Subordinated Lender to Senior Lender) as of the date that Subordinated Lender receives notice of such event of default from Senior Lender. The 180-day period in the preceding sentence shall be reduced as follows:

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               (a)  to 60 days in the case of an event of default resulting from a breach of clauses (v) or (vi) of the definition of "Change in Control" in the Securities Purchase Agreement;

               (b) to 90 days in the case of an event of default resulting from a breach of clauses (ii) or (iii) of the definition of "Change in Control" in the Securities Purchase Agreement; and

               (c) to 30 days in the case of an event of default resulting from a breach of clause (iv) of the definition of "Change in Control" in the Securities Purchase Agreement; provided, that, in the case of this clause
     (c), if Senior Lender has commenced and is continuing the process of an orderly liquidation of the Collateral as of the end of such initial 30-day period, then such initial 30-day period shall be extended by an additional 60 days, and during such additional 60-day period Subordinated Lender may commence, prosecute or participate in any action, whether private, judicial, equitable or otherwise, against Debtor or LCV (other than participating in the commencement of an Insolvency Proceeding) but, so long as Senior Lender is continuing the process of an orderly liquidation of the Collateral, Subordinated Lender shall not have any right to participate in the commencement of an Insolvency Proceeding against Debtor or LCV or to obtain a writ of possession against, foreclose or enforce any Liens in, levy or execute upon, or attach, any Collateral, whether by private, judicial or equitable action or otherwise.

               "Subordinated Indebtedness" shall mean all indebtedness, liabilities and other obligations of Debtor, LCV, or any other guarantor (including any obligations to make payments under any Equity Related Agreement to Subordinated Lender by Debtor or LCV, except that the Permitted Equity Payments will not be deemed to be Subordinated Indebtedness), now existing or hereafter arising under the Senior Subordinated Note, the other Subordinated Loan Documents and the Equity Related Agreements, as each may from time to time be amended, supplemented, extended, renewed, modified or restated, whether for principal, redemption, put obligations, call obligations, premium, interest (including all interest accruing after the initiation of any Insolvency Proceeding of Debtor, whether or not such interest is allowed), guaranty claims, fees, expenses, indemnities or otherwise. Notwithstanding the foregoing, the Equity Related Rights that do not relate to payments to be made to Subordinated Lender by Debtor or LCV shall not constitute Subordinated Indebtedness, and the Equity Related Rights (other than the Permitted Equity Payments) relating to payments to be made to Subordinated Lender by Debtor or LCV shall constitute Subordinated Indebtedness.

               "Subordinated Loan Documents" shall mean (a) the Senior Subordinated Note, (b) the Amended and Restated Security Agreement dated as of September [__], 2002, between Debtor and Subordinated Lender, (c) the Securities Purchase Agreement, (d) the Amended and Restated Patent, Trademark and Copyright Security Agreement dated as of September [__], 2002, (e) the Amended and Restated Stock Pledge and Control Agreement dated as of September [__], 2002 between Debtor and Subordinated Lender, (f) the Deposit Account Control Agreement (Contingency) dated as of June 28, 2002, among Subordinated Lender, Debtor and Senior Lender, as bank, (g) the Amended and

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Restated Suretyship Agreement of even date herewith between LCV and Subordinated
Lender, and (h) Assignment of Representations, Warranties, Covenants and Indemnities dated as of August 25, 2000, between Debtor and Subordinated Lender, and consented to by SSE Manufacturing, Inc., a California corporation.

          2. Subordination of Claims. Except to the extent otherwise provided in Sections 6 and 7 of this Agreement, unless and until all Senior Indebtedness has been fully and finally paid and satisfied in cash, Subordinated Lender shall not receive or accept from Debtor, LCV, or any other guarantor, by setoff or in any other manner, any payment on behalf of the Subordinated Indebtedness, and all amounts payable with respect to the Subordinated Indebtedness are expressly made subordinate in priority to the Senior Indebtedness. Failure by Debtor to make any payment on account of the Subordinated Indebtedness under paragraph 5(a) of the Senior Subordinated Note [PARAGRAPHS MAY NEED TO BE ADDED SUBJECT TO FINAL MSJR REVIEW] shall not constitute an event of default under the Subordinated Loan Documents.

          3. Subordination of Security Interests. Notwithstanding the timing, order or manner of the grant or perfection of any of their respective Liens, the Liens now or hereafter held by Senior Lender in any Collateral to secure the Senior Indebtedness shall be senior and prior to any Liens now or hereafter held by or for the benefit of Subordinated Lender in or to any of the Collateral. The priorities set forth in this Agreement shall be effective notwithstanding anything to the contrary contained in the Senior Loan Documents, the Subordinated Loan Documents, or any plan of reorganization or similar document filed by or on behalf of Debtor or any affiliate of Debtor under any Insolvency Proceeding of Debtor or LCV, as the case may be, including any prior perfection of a Lien under the provisions of the Uniform Commercial Code or any other applicable law of any jurisdiction, or the existence of any present or future filing of financing statements under the Uniform Commercial Code or other applicable law of any jurisdiction in which such filing has been made, or any other recordation or filing of any document.

          4. Standstill. Unless and until all of the Senior Indebtedness shall have been fully and finally paid and satisfied in cash, Subordinated Lender shall not (a) commence, prosecute or participate in any action, whether private, judicial, equitable, administrative or otherwise, including any Insolvency Proceeding, against Debtor or LCV or any of their respective assets or (b) have any right either to possess, enforce any Liens in, foreclose, levy or execute upon, or collect or attach any Collateral, whether by private or judicial action or otherwise, except as permitted in the following sentence. Upon the earliest to occur of:

          (i)  the expiration of the Standstill Period;

          (ii) the initiation of an Insolvency Proceeding; provided, that if such Insolvency Proceeding is dismissed, then the corresponding prohibition against Subordinated Lender taking any of the actions described in clauses
     (a) and (b) of this Section 4 shall be immediately reinstated as of the date of dismissal as if such Insolvency Proceeding had not been initiated;

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          (iii) acceleration of the Senior Indebtedness; provided, that if acceleration of the Senior Indebtedness is rescinded, then any of the actions described in clauses (a) and (b) of this Section 4 taken by Subordinated Lender shall likewise be rescinded if such action is based solely on an acceleration of the Senior Indebtedness; and

          (iv) the expiration of a period of three Business Days following the date that each of Debtor and Subordinated Lender receives notice from Senior Lender that Senior Lender has terminated or suspended its obligation to make further Loans or incur further Letter of Credit Obligations; provided, that if such termination or suspension is rescinded, then any of the actions described in clauses (a) and (b) of this Section 4 taken by Subordinated Lender shall likewise be rescinded if such action is based solely on such termination or suspension,

Subordinated Lender may, upon five Business Days' prior written notice to Senior Lender take the actions described in clauses (a) and (b) of this Section 4 so long as such action is not inconsistent with or in contravention of, and does not interfere with, the enforcement actions taken by the Senior Lender and the provisions of this Agreement. Notwithstanding the foregoing, but subject to
Section 11(c) of this Agreement, Subordinated Lender may file a proof of claim in an Insolvency Proceeding involving Debtor or LCV, which proof of claim shall indicate Subordinated Lender's subordination hereunder.

          5. Consent to Liens. Senior Lender hereby consents to the Liens on the Collateral created in favor of Subordinated Lender under the Subordinated Loan Documents and agrees that the grant, perfection or existence of such Liens does not and shall not constitute a default or an event of default under the Senior Loan Documents. Subordinated Lender hereby consents to the Liens on the Collateral created in favor of Senior Lender, under the Senior Loan Documents, and agrees that the grant or existence of such Liens does not and shall not constitute a default or an event of default under and as defined in or a breach of any covenant under the Subordinated Loan Documents.

          6. Allowed Payments. Debtor may pay to Subordinated Lender, and Subordinated Lender may accept or receive and shall not be required to hold in trust for the benefit of Senior Lender, Allowed Payments, unless and until (a) Subordinated Lender receives a Payment Blockage Notice and for so long as the resulting Blockage Period is in effect or Subordinated Lender is prohibited from receiving payments under Section 7(d), or (b) an Insolvency Proceeding is commenced by or against Debtor.

          7.    Payment Blockages.

               (a) If Subordinated Lender receives a Payment Blockage Notice pursuant to Section 6 of this Agreement, and if (i) the Senior Event of Default referenced therein is a default in payment of any portion of the Senior Indebtedness, or (ii) such Payment Blockage Notice includes notice of an acceleration or demand for immediate payment of the Senior Indebtedness, then Subordinated Lender shall not take or receive any payment on the Subordinated Indebtedness until the earlier to occur of (x) receipt by

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Subordinated Lender of written notice by Senior Lender of the cure, or Senior
Lender's waiver, of such Senior Event of Default, or (y) full and final payment, in cash, to Senior Lender of the Senior Indebtedness.

               (b) If Subordinated Lender receives a Payment Blockage Notice pursuant to Section 6 of this Agreement, and if each of the following conditions are met:

                    (i)   the Senior Event of Default referenced therein is not
     (A) a default in payment of any portion of the Senior Indebtedness or (B) a default solely arising under Section 7.1(c)(ii) of the Senior Loan Agreement;

                    (ii) such Payment Blockage Notice does not include notice of an acceleration or demand for immediate payment of the Senior Indebtedness; and

                    (iii) Debtor has Net Borrowing Availability at the time of any proposed payment of less than $1,000,000, both before and after giving effect to such proposed payment,

then Subordinated Lender shall not take or receive such payment on the Subordinated Indebtedness until the earliest to occur of (x) receipt by Subordinated Lender of written notice by Senior Lender of the cure, or Senior Lender's waiver, of such Senior Event of Default, (y) full and final payment, in cash, to Senior Lender of the Senior Indebtedness, or (z) expiration of a period of 180 days from the date Subordinated Lender receives such Payment Blockage Notice.

               (c) If Subordinated Lender receives a Payment Blockage Notice pursuant to Section 6 of this Agreement, and if each of the following conditions are met:

                    (i) the Senior Event of Default referenced therein is a default solely arising under Section 7.1(c)(ii) of the Senior Loan Agreement;

                    (ii) at the time of any proposed payment, Subordinated Lender has accelerated or demanded immediate payment of the Subordinated Indebtedness; and

                    (iii) Debtor has Net Borrowing Availability at the time of any proposed payment of less than $750,000, both before and after giving effect to such proposed payment,

then Subordinated Lender shall not take or receive such payment on the Subordinated Indebtedness until the earliest to occur of (x) receipt by Subordinated Lender of written notice by Senior Lender of the cure, or Senior Lender's waiver, of such Senior Event of Default, (y) full and final payment, in cash, to Senior Lender of the Senior Indebtedness, or (z) expiration of a period of 90 days from the date Subordinated Lender receives such Payment Blockage Notice.

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               (d)  If, as a result of any payment blockage instituted pursuant to the provisions of this Section 7, one or more Allowed Payments are blocked prior to the termination of any such payment blockage (each such blocked Allowed Payment, a "Blocked Payment" and collectively, the "Blocked Payments"), then, in the event of a termination of any such payment blockage effected pursuant to this Section 7, so long as a subsequent Payment Blockage Notice is not then delivered, Debtor may pay, and Subordinated Lender shall be authorized to accept payment of and shall not be required to hold in trust for the benefit of Senior Lender, the Blocked Payments at such time as Debtor shall have Net Borrowing Availability of not less than $750,000, both before and after giving effect to such proposed payment.

               (e) Notwithstanding anything herein to the contrary, (i) the Senior Subordinated Note shall continue to accrue interest at all times regardless of whether a Payment Blockage Notice is in effect and interest so accrued may be paid to Subordinated Lender at such time as Debtor has satisfied the conditions set forth in this Section 7, and (ii) Senior Lender shall not block payment of Allowed Payments under Section 7(b) or Section 7(c) more than twice during any 360-day period.

          8. Amendment of Documents. Subordinated Lender shall not amend or modify the Subordinated Loan Documents without Senior Lender's prior written consent other than (a) waivers of any default or event of default under the Subordinated Loan Documents, (b) increases in the interest rate or default interest rate, each as set forth in the Subordinated Loan Documents as of [November 24, 1999] OR [the Closing Date], with respect to the Subordinated Indebtedness by up to two percentage points (2%), (c) any release of Lien (by application of law or otherwise), (d) any release of Debtor or any guarantor, and (e) any other amendment or modification that does not increase the aggregate principal amount of the Subordinated Indebtedness and is on terms that are no less favorable to the interests of Debtor or Senior Lender. Subordinated Lender shall not amend or modify the Equity Related Agreements so as to provide for payments to be made thereunder by Debtor or LCV to Subordinated Lender. Senior Lender shall have the right, without notice to Subordinated Lender, to amend, supplement, modify or grant waivers or consents with respect to the Senior Indebtedness, in any manner whatsoever, including (i) any extension or reduction of the time of payments (even if such reduction causes any Senior Indebtedness to be due on demand or otherwise), (ii) any revision of any amortization schedule with respect thereto, (iii) any increase in the amount of the Senior Indebtedness (subject to the limitations set forth in clause (A) below), (iv) any substitution of Collateral, (v) any release of Lien (by application of law or otherwise), and (vi) any release of Debtor or any guarantor. Debtor shall deliver to Subordinated Lender copies of any amendment, extension, supplement or modification of the Senior Loan Documents; provided, that Senior Lender shall not (A) increase the aggregate amount of principal that constitutes Senior Indebtedness to an amount greater than Maximum Senior Loan Amount, (B) increase the interest rate with respect to the Senior Indebtedness by more than two percentage points in excess of Default Rate set forth in the Senior Loan Agreement as of [November 24, 1999] OR [the Closing Date], or (C) extend the Commitment Maturity Date beyond November 24, [2002], in each case without the prior written consent of Subordinated Lender, which consent may be granted or withheld by Subordinated Lender in its sole discretion.

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          9.   Subordinated Indebtedness Owed Only to Subordinated Lender.
Subordinated Lender represents and warrants that as of the date hereof it has not previously assigned any interest in the Senior Subordinated Note or any other Subordinated Loan Document, that no other party owns an interest in any of the Subordinated Indebtedness (whether as joint holders, participants or otherwise), and that the entire Subordinated Indebtedness is owing only to Subordinated Lender. Subordinated Lender covenants and agrees that the entire Subordinated Indebtedness shall continue to be owing only to it; provided, that Subordinated Lender may assign some or all of its interest in the Subordinated Indebtedness owing to it after the assignee has executed and delivered to Senior Lender an agreement in the form of Exhibit A or otherwise in form and substance satisfactory to Senior Lender confirming that such assignee, and all Subordinated Indebtedness held or to be held by such assignee, shall be subject in all respects to the terms and conditions of this Agreement. Any purported assignment, hypothecation, or other conveyance by Subordinated Lender without the prior execution and delivery to Senior Lender of such agreement shall be void.

          10.  Payments Received by Subordinated Lender. Except as provided in
Section 6 of this Agreement, if any payment, distribution or any proceeds of Collateral is received by Subordinated Lender from Debtor with respect to the Subordinated Indebtedness prior to the final satisfaction in full of all the Senior Indebtedness in cash, such Subordinated Lender shall receive and hold such payment, distribution or proceeds in trust as trustee for the benefit of Senior Lender and shall forthwith deliver such assets to Senior Lender in precisely the form received (except for an endorsement or assignment by Subordinated Lender where necessary), for application to any of the Senior Indebtedness, whether due or not due. In the event of the failure of Subordinated Lender to make any such endorsement or assignment to Senior Lender, Senior Lender and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment either in its own name or in the name of and on behalf of Subordinated Lender.

          11. Insolvency Proceedings. In the event of any Insolvency Proceeding of Debtor, then, and irrespective of the treatment, validity or priority of the Senior Indebtedness or the Subordinated Indebtedness:

               (a) Senior Lender shall be entitled to receive payment in full in cash of all amounts due on or in respect of the Senior Indebtedness before Subordinated Lender is entitled to receive any payment or distribution on or in respect of the Subordinated Obligations.

               (b) Any payment or distribution of assets of Debtor of any kind or character, whether in cash, property or securities, by setoff or otherwise, to which Subordinated Lender would be entitled (including any payment or distribution in respect of the Subordinated Indebtedness by reason of any other indebtedness of Debtor being subordinated to the Subordinated Indebtedness) but for the provisions of this Section 11, shall be paid by Debtor or any other Person making such payment or distribution, whether a debtor in possession, trustee in bankruptcy, receiver, custodian, conservator, or otherwise, directly to Senior Lender, to the extent necessary to make payment in full, in cash, of the

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Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to or for the benefit of Senior Lender, and Senior Lender shall be entitled to demand, sue for, collect and receive every such payment or distribution. Subordinated Lender irrevocably authorizes, empowers and directs all trustees, receivers, custodians, conservators or any other Persons having authority over the property to effect all such payments and deliveries to Senior Lender.

               (c) Subordinated Lender shall file all claims it may have against Debtor, and shall direct the debtor in possession or trustee in bankruptcy, as appropriate, to pay over to Senior Lender all amounts due to Subordinated Lender on account of the Subordinated Indebtedness owed to it until the Senior Indebtedness has been fully and finally paid and satisfied in cash. If Subordinated Lender fails to file such claims by the date that is 15 Business Days prior to the last day on which such claims may be timely filed, then Senior Lender may file such claims in the name of and on behalf of such Subordinated Lender (but only if Senior Lender has given Subordinated Lender five Business Days' written notice thereof and Subordinated Lender does not make such filings prior to the end of such five Business Day period). Subordinated Lender may vote its claims with respect to the Subordinated Indebtedness in connection with any plan of reorganization or composition in any Insolvency Proceeding of Debtor. If Subordinated Lender fails to vote its claims with respect to the Subordinated Indebtedness in connection with any plan of reorganization or composition in any Insolvency Proceeding of Debtor within 15 Business Days before the expiration of the time to vote such claims, then Senior Lender shall have the right to vote such claims of Subordinated Lender.

          12. Subrogation. Until the payment in full in cash of all Senior Indebtedness, Subordinated Lender shall not assert any claim of subrogation with respect to Senior Lender and the Senior Indebtedness. Upon the payment in full in cash of all Senior Indebtedness, Subordinated Lender shall be subrogated to the rights of Senior Lender to receive payments or distributions of cash or property applicable to the Senior Indebtedness until all Subordinated Indebtedness shall be paid in full and, as between Debtor and its creditors other than Senior Lender and Subordinated Lender, no such payment or distribution made to Senior Lender by virtue of this Agreement which otherwise would have been made to Subordinated Lender shall be deemed to be a payment by Debtor on account of Senior Indebtedness, it being understood that the provisions of this Agreement are intended solely for the purpose of defining the relative rights of Subordinated Lender, on the one hand, and Senior Lender, on the other hand. If Subordinated Lender has been subrogated to the rights of the Senior Lender due to the operation of this Section 12, then Debtor will take all actions requested by Subordinated Lender in order to enable Subordinated Lender to obtain payments from Debtor with respect to such subrogation rights as soon as possible.

          13. Perfection of Subordinated Security Interest in Pledged Stock; Enforcement of Senior Security Interests. Senior Lender shall hold (a) the capital stock of LCV pledged by Debtor (collectively, the "Pledged Stock"), and
(b) the Indebtedness of Debtor and LCV that is evidenced by promissory notes, instruments and letters of credit (collectively, the "Pledged Indebtedness"), in each case for itself and as bailee for Subordinated Lender, and, upon full and final payment, in cash, of the Senior Indebtedness,

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

shall deliver to Subordinated Lender the certificates representing the Pledged Stock and the promissory notes, instruments and letters of credit evidencing the Pledged Indebtedness, or as otherwise directed by Subordinated Lender or order of any court. Senior Lender shall have no duties to Subordinated Lender in connection with its possession of the Pledged Stock or the Pledged Indebtedness prior to any foreclosure of Senior Lender's security interest in such Pledged Stock or Pledged Indebtedness, other than the duty to take reasonable care to preserve rights in such Pledged Stock or Pledged Indebtedness. Any collection, sale, or other disposition of any Collateral by Senior Lender after a Senior Event of Default shall be conclusively presumed to be commercially reasonable if Senior Lender conducts such collection, sale, or other disposition in a manner consistent with its normal and customary business practices.

          14. Reinstatement. The provisions of this Agreement shall continue to be effective or be reinstated, and the Senior Indebtedness shall not be deemed to be paid in full, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or avoided, or must otherwise be returned by Senior Lender pursuant to any Insolvency Proceeding or otherwise, all as though such payment had not been made.

          15. Nonimpairment. No right of Senior Lender to enforce the subordination provisions hereof shall at any time in any way be prejudiced or impaired by any act or failure to act by Subordinated Lender, Senior Lender or Debtor, or any noncompliance by Debtor or by Subordinated Lender with the terms and provisions and covenants herein contained, regardless of any knowledge thereof that Senior Lender may have or with which Senior Lender may otherwise be charged.

          16. Instrument Legends. Subordinated Lender shall forthwith inscribe the face of the Senior Subordinated Note and any other instrument evidencing the Subordinated Indebtedness or any portion thereof with a legend conspicuously indicating that payment thereon is subordinated to the claims of Senior Lender pursuant to the terms of this Agreement, and shall forthwith deliver copies thereof to Senior Lender. Subordinated Lender shall further inscribe, on the date thereof, any other instrument evidencing any of the Subordinated Indebtedness or any portion thereof with the aforementioned legend, and shall deliver copies thereof to Senior Lender on the date of its execution or within five days thereafter.

          17. Additional Remedies. If Subordinated Lender violates any of the terms of this Agreement, in addition to any remedies in law, at equity or otherwise, Senior Lender may restrain such violation in any court of law or equity and may interpose this Agreement as a defense in any action by Subordinated Lender.

          18. Certain Waivers. All of the Senior Indebtedness and Subordinated Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement. Subordinated Lender waives all notice of the acceptance by Senior Lender of the subordination and other provisions of this Agreement and agrees that Senior Lender has made no representations or warranties with respect to the legality, validity, enforceability, collectability or perfection of the Senior Indebtedness or any liens held by it in connection therewith. Senior Lender agrees that Subordinated Lender has made no representations or warranties with respect to the legality, validity, enforceability, collectability or perfection of the Subordinated Indebtedness or any liens held by it in connection therewith. Subordinated Lender agrees that Senior Lender shall be entitled to manage and supervise its loans to Debtor in accordance with applicable law and its normal business practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that Subordinated Lender may now or hereafter have in or to any Collateral, except that Senior Lender shall comply with the terms of this Agreement. Senior Lender shall have no liability to Subordinated Lender as a result of any and all lawful actions not in breach of this Agreement that Senior Lender takes or omits to take (including actions with respect to the creation, perfection or continuation of its liens, actions with respect to the occurrence of a default or event of default under the Senior Loan Documents, actions with respect to the foreclosure, sale, release or failure to realize upon, any Collateral (except that Senior Lender must use care in accordance with its normal and customary business practices to ensure the safe custody of the Collateral in its possession), and actions with respect to the collection of any claim for all or any part of the Senior Indebtedness from any account debtor of Debtor or any other Person), regardless of whether any such actions or omissions may affect Senior Lender's rights to a deficiency or Subordinated Lender's rights of subrogation or reimbursement. Without limiting the generality of the foregoing, Subordinated Lender waives any otherwise valid legal or equitable right (a) to require Senior Lender to marshal any portion of the Collateral or otherwise to seek satisfaction from any particular property of Debtor or from any other Person, (b) to oppose any motion or application by Senior Lender or Debtor for Senior Lender to provide debtor-in-possession financing, allow use of cash collateral, provide adequate protection of Senior Lender's interest in the Collateral, or grant relief from the automatic stay to permit Senior Lender to enforce its rights and remedies with respect to the Collateral, or (c) otherwise to prohibit, delay, control, or limit in any manner the sale or other disposition by Senior Lender of any portion of the Collateral.

          19. Waivers. No waiver shall be deemed to be made by Senior Lender or Subordinated Lender of any of their respective rights hereunder unless it is in writing signed by the waiving party. Each such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party to the waiving party in any other respect at any other time.

          20. Information Concerning Financial Condition. Each of Senior Lender and Subordinated Lender hereby acknowledges that the other has no obligation to keep it informed of the financial condition of Debtor or of other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness or Subordinated Indebtedness. Each of Senior Lender and Subordinated Lender hereby agree that the other shall have no duty to advise it of information known to it regarding such condition or any such circumstances. In the event Senior Lender or Subordinated Lender (the "providing party"), in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the other (the "receiving party"), the providing party shall be under no obligation to (a) provide any such information to the receiving party on any subsequent occasion,
(b) undertake any investigation not a part of its regular business routine, or
(c) disclose any information that, pursuant to its commercial finance practices, the providing party wishes to maintain as confidential. Notwithstanding the foregoing, this Section 20 is subject to the notices required by Section 22 of this Agreement.

          21. Third Party Beneficiaries. This Agreement is solely for the benefit of Senior Lender, Subordinated Lender and their respective successors and permitted assigns, and neither Debtor nor any other Person is intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. This Agreement is intended solely for the purpose of defining the relative rights of Senior Lender and Subordinated Lender and is not intended to or will impair, as between Debtor and its creditors other than Senior Lender and Subordinated Lender, the respective obligations, which are absolute and unconditional, of Debtor to Senior Lender or Subordinated Lender. Each of Senior Lender and Subordinated Lender shall have the right to modify or terminate this Agreement at any time without notice to or approval of Debtor or any other Person; provided, that Subordinated Lender may not terminate this Agreement unless and until (a) the Senior Indebtedness has been fully and finally paid and satisfied in cash, or (b) Senior Lender has otherwise consented thereto in writing; and provided, further, that Debtor has a right to approve any modification of this Agreement that increases its duties under this Agreement with respect to notices or additional duties. Notwithstanding any of the foregoing, if any third party satisfies the Senior Indebtedness owing to Senior Lender, Senior Lender may assign its rights and remedies hereunder to such third party, and such third party shall be deemed to be Senior Lender for all purposes of this Agreement.

          22.  Notices.

               (a) Debtor shall each give prompt written notice to Subordinated Lender of any fact known to it which would prohibit the making of any payment to Subordinated Lender in respect of the Senior Subordinated Note. Senior Lender shall, within three Business Days after its knowledge of such occurrence, (i) provide a copy to Subordinated Lender of any Payment Blockage Notice, (ii) give written notice of the occurrence of a Senior Event of Default and (iii) give written notice to Subordinated Lender of the expiration of any payment blockage effected pursuant to Section 7. Subordinated Lender shall have the right, but not the obligation, to cure any Senior Default susceptible to cure under the Senior Loan Documents that, after notice or lapse of time or both, would become a Senior Event of Default at any time prior to such Senior Default becoming a Senior Event of Default. Debtor shall give written notice to Subordinated Lender within 48 hours time at which a Senior Event of Default described in a Payment Blockage Notice is cured, no longer continuing or waived by Senior Lender.

               (b) Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail,

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

registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 21), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated beneath its signature line hereto or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Debtor or Senior Lender) designated to receive copies herein shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          23. Costs and Attorneys' Fees. If any action or proceeding is commenced by or between any of the parties hereto in connection with this Agreement, the prevailing party or parties therein shall be entitled to recover from the other party or parties their reasonable costs and attorneys' fees.

          24. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns (including, in the case of any Insolvency Proceeding, any receiver, assignee for the benefit of creditors, trustee or debtor in possession on behalf of such Person), except as otherwise provided herein.

          25. Integrated Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the matters set forth herein and may not be modified or amended except in a writing signed by all parties.

          26. Interpretation. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, drafted or dictated such provision.

          27. Authority. Each of the signatories hereto certifies that such party has all necessary authority to execute this Agreement.

          28. Counterparts. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

          29. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE

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

(WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          30. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN SENIOR LENDER AND SUBORDINATED LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

          31. Amendment and Restatement. This Agreement amends and restates in its entirety and is a modification (and, as modified, a continuation) of, the Existing Intercreditor Agreement. Notwithstanding the foregoing or anything to the contrary herein, nothing herein shall be deemed to limit or terminate any of Senior Lender's or Subordinated Lender's rights under the Existing Intercreditor Agreement that expressly survive the termination of the Existing Intercreditor Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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          IN WITNESS WHEREOF, this Intercreditor and Subordination Agreement has been duly executed as of the date first written above.

                             "Subordinated Lender"

                             LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

                             By: LLCP California Equity Partners II, L.P., a
                                 California limited partnership, its General
                                 Partner

                                   By: Levine Leichtman Capital Partners, Inc., a California corporation, its General Partner


                                   By:  ____________________________________
                                        Arthur E. Levine
                                        President

                             Address:   335 North Maple Drive, Suite 240
                                        Beverly Hills, CA 90210
                                        Attn: Arthur E. Levine, President
                                        Facsimile: (310) 275-1441

                                        with a copy to:

                                        Irell & Manella
                                        1800 Avenue of the Stars, #900
                                        Los Angeles, CA 90067
                                        Attn: Mitchell S. Cohen, Esq.
[SIGNATURES CONTINUED]                  Facsimile: (310) 203-7199

                                   "Senior Lender"

                                   UNION BANK OF CALIFORNIA, N.A.


                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   Address:   Union Bank of California, N.A.
                                              Commercial Finance Division
                                              445 South Figueroa Street
                                              Los Angeles, CA 90071-1602
                                              Attn: Commercial Finance Division
                                              Manager
                                              Facsimile: (213) 236-6089

                                              with a copy to:

                                              Murphy Sheneman Julian & Rogers
                                              2049 Century Park East, Suite 2100
                                              Los Angeles, CA 90067
                                              Attn: Gary B. Rosenbaum, Esq.
                                              Facsimile: (310) 788-3777

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

                                 ACKNOWLEDGEMENT

          Each of the undersigned hereby acknowledges and consents to the foregoing Amended and Restated Intercreditor and Subordination Agreement ("Intercreditor Agreement") and agrees to cooperate with the parties thereto to insure enforcement of the priorities and other provisions specified therein, and not to make any payments to Subordinated Lender that are not expressly permitted under Sections 6 and 7 of the Intercreditor Agreement.

Dated as of September [__], 2002.

                                "Debtor"

                                OVERHILL FARMS, INC.


                                By:_____________________________________________
                                      James Rudis
                                      President and Chief Executive Officer

                                By:_____________________________________________
                                      Richard A. Horvath
                                      Vice President and Chief Financial Officer

                                Address:    2727 E. Vernon Avenue
                                            Vernon, CA 90058-1822
                                            Attn: Mr. James Rudis, President
                                            Telephone No.: (323) 582-9977

                                "LCV"

                                OVERHILL L.C. VENTURES, INC.


                                By:_____________________________________________
                                      James Rudis
                                      President and Chief Executive Officer


                                By:_____________________________________________
                                      Richard A. Horvath
                                      Vice President and Chief Financial Officer

                                Address:    2727 E. Vernon Avenue
                                            Vernon, CA 90058-1822
                                            Attn: Mr. James Rudis, President
                                            Telephone No.: (323) 582-9977

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